Exhibit (g1)

                           RESTATED CUSTODIAN CONTRACT

                                 CMC FUND TRUST


              This Restated Custodian Contract made this 26th day of April, 1994, between CMC Fund Trust, an Oregon business trust (hereinafter called the "Company"), and United States National Bank of Oregon, a national banking association organized under the laws of the United States of America and having its place of business in the City of Portland, Oregon, (hereinafter called the "Custodian") is to become effective, except as otherwise provided herein, on the effective date of the Registration Statement of the Company under the Securities Act of 1933. The Company is authorized to issue separate series of shares of beneficial interests in The Company (a "Series"). The Company may establish separate accounts with the Custodian with respect to a Series.

              Section 1. The Company agrees to deliver to the Custodian all securities and cash owned by it, and all dividend checks or other income, payments of principal or capital distributions received by the Company with respect to all securities owned by the Company from time to time and the cash consideration due to the Company for such new stock of the Company as may be issued from time to time.

              Section 2. The Custodian is hereby authorized by the Company to receive, hold and deal with, subject to the terms hereof, all securities, cash, whether representing principal deposits or income, and property of any other nature which will be, from time to time hereafter, delivered to it by or for the account of the Company, or purchased with cash on deposit hereunder, exercising the same care in the safekeeping thereof as it exercises with respect to other accounts of similar character.

              Section 3. The Custodian shall keep books and records of all cash deposited hereunder, subdivided into principal and income accounts, and all other property and securities deposited hereunder.

              Section 4. The Custodian shall hold for the account of the Company either in the name of the Company, the name of a nominee of the Company, the name of the Custodian, the name of a nominee of the Custodian, in bearer form, in a securities depository, or the Federal Reserve Book Entry System, all securities or other property delivered to or received by it for the account of the Company. All securities received by the Custodian may be in "street" or other good delivery form.

              Section 5. The Custodian shall receive and receipt for moneys due to the Company. Funds held by the Custodian may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies and in such amounts as it may in its discretion deem necessary or desirable; provided, however, that every other bank or trust company and the funds to be deposited with each shall be approved by vote of the Trustees of the Company. Such funds shall be so deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in such capacity.

              Section 6. The Custodian is hereby appointed attorney-in-fact of the Company to endorse for credit to the account of the Company when collected, all checks, drafts or other orders for the payment of money drawn to, or to the order of, the Company, or to the order of the Custodian for the account of the Company. All cash, whether principal or income, and other assets held by the Custodian shall be subject to written orders of the Company or its officers and/or trustees for any of the following purposes:

              a. For the purchase of securities or other property to be retained in the custody of the Custodian, or of other property in which assets of the Company are to be invested, provided that, in every case where payment is made by the Custodian in advance of receipt of the securities purchased, except as provided in Section 8 hereof or except where authorized by resolution of the Company, the Custodian shall be absolutely liable to the Company for such securities to the same extent as if the securities had been received by the Custodian;

              b.   For the redemption of shares of capital stock of the Company;

              c. For the payment of dividends or other cash distributions to shareholders;

              d. For payment of taxes, expenses, fees and other liabilities incurred in connection with the operation of the Company including registration and qualification costs and other expenses of issuing stock or changing its capital structure, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses;

              e. For the making of any disbursements authorized by the Trustees pursuant to the By-Law's, copies of which shall be certified to the Custodian by an officer of the Company, provided, however, the Custodian shall have no duty or responsibility to determine whether such disbursements are made in accordance with said By-Laws;

              f. For the payment of any expense or liability incurred by the Company;

              g. For any other purpose as herein specifically provided. All written orders calling for the disbursement of cash shall specify the person, firm, corporation or entity to whom payment is to be made and the purpose for which such payment is made. The Custodian may in its discretion without express authority from the Company make payments to itself or others for minor expenses (defined as out of pocket expenses for postage, insurance and similar expenses) of handling securities or other similar items relating to its duties under this Contract, all such payments to be accounted for to the Company.

              Section 7. The Custodian shall collect all income and other payments with respect to securities held hereunder as of the record date for such income or other payments. The Custodian shall also execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection therewith and in connection with transfers of securities. The Custodian shall hold all such income collected by it hereunder. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect dividends and interest when due on securities held hereunder.

              Section 8. Upon receipt of an order, (to be confirmed in writing) of the Company, or its officers and/or trustees stating that the Company has purchased securities or other property in which assets of the Company are permitted to be invested, specifying the securities or other transaction being consummated and other information required by Section 6 hereof, and directing payment for such securities or other property, the Custodian shall, insofar as it has available funds, pay for and hold for the account of the Company any such securities or other property described in the written order. The Custodian may not make payments for securities or other property until receipt of such securities or property by the

Custodian except that such payments may be made in advance of receipt of such securities or other property in connection with conversion, exchange or surrender of securities owned or subscribed to, in connection with subscriptions to underwritten offerings with respect to which an initial deposit is required in order to participate in such offering, or where, as the result of an adjudicatory proceeding advance payment is required to obtain the release of such securities or other property. Whenever possible, confirmation of the broker, dealer or other seller shall be furnished the Custodian.

              Section 9. The Custodian shall release and deliver securities or other property owned by the Company in the following cases only:

              a. Upon sale of such securities for the account of the Company and receipt of payment therefor, such delivery to be preceded by receipt of a written order of the Company or its officers and/or trustees, stating that the Company has sold securities or other property in which assets of the Company are invested, specifying the securities or property sold, the prices received therefore the broker or dealer through whom the transaction is being consummated and other information required by Section 6 thereof, and directing delivery of the securities or other property on deposit with the Custodian;

              b. To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash is to be delivered to the Custodian;

              c. To the issuer thereof or its agent for transfer in the name of the Company or the Custodian or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

              d. To the broker selling the same, for examination, in accordance with the "street delivery" custom;

              e. To a securities depository to be held for the account of the Custodian or to a Federal Reserve Bank to be held for the Custodian in the Federal Reserve Book Entry System;

              f. Subject to receipt of a written order of the Company or its officers and/or trustees, for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              g. Subject to receipt of a written order of the Company or its officers and/or trustees, in the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities.

              Whenever possible, confirmation of the broker or dealer shall be furnished to the Custodian.

              Section 10. Unless and until otherwise directed by a written order of the Company or its officers and/or trustees, the Custodian shall:

              a. Surrender securities in temporary form or interim receipts for definitive securities;

              b. Credit to the proper account of the Company all distributions received with respect to the securities;

              c. Make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

              d.   Employ suitable agents or custodians;

              e. Notify the Company of matured and uncollected principal and interest. Upon receipt of information with respect to investments held hereunder, notify the Company: of securities called for redemption, of sinking funds available for the redemption of securities, of the expiration of conversion privileges, of the organization of protective committees, of subscription or conversion rights, and of mergers, consolidations, reorganizations, recapitalizations, or similar proceedings; and

              f. Do all acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the property held hereunder.

              Section 11. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent to carry out such of the provisions of section 6, 8, 9, and 10 of this Contract as the Custodian may from time to time direct; provided, however, that the appointment of such agent shall not relieve the Custodian of any of its responsibilities hereunder.

              Section 12. The Company shall make such arrangements with the Transfer Agent of the Company as will enable the Custodian to receive the cash consideration due to the Company for such new or previously issued stock as may be issued or sold from time to time by the Company.

              Section 13. The Company agrees to furnish the Custodian all instruments necessary to enable the Custodian to carry out the foregoing instructions with respect to collection of income on securities registered in the name of the Company, or its nominee.

              Section 14. The Custodian agrees to prepare and deliver to the Company all such statements and reports with respect to income and principal of the account as shall be reasonably required, but shall not be required to prepare income or other tax returns with respect to the securities of the Company, or the income received thereon, and agrees to use its best efforts to carry out the written orders of the Company or its officers and/or trustees, but it shall have no duty to take any action in any way relating to the account except as herein provided or to determine the proper application of any disbursement of cash made on receipt of a written order or resolution.

              Section 15. When instructed by the Company or its officers and/or trustees, the Custodian shall deliver to the Transfer Agent or the Company, checks or funds in the amount of the redemption price which will be based on the net asset value of the shares redeemed.

              Section 16. Upon receipt of a written order of the Company specifying:

              a. The amount of cash or securities or both, payable or distributable as dividends or other distributions to the shareholders, and

              b. That all necessary action authorizing such payment or distribution has been taken in accordance with the By-Laws of the Company; accompanied by a certified copy of resolution of the company or the officers and/or trustees authorizing such payment or distribution and establishing record and payment dates, the Custodian shall pay and deliver to the Company, or the dividend disbursing agent of the Company checks or funds for amounts so certified to be payable and distributable as dividends or other distributions.

              Section 17. As soon as possible after and as of the close of business each day on which transactions in the custodian account occur, the Custodian shall transmit to the Company advice's which shall show:

              a.   All cash received and disbursed;

              b.   All securities received and the prices paid therefor;

              c. All securities sold and delivered and the prices received therefor;

              d. All other transactions and the cash, securities and other property, paid or delivered, received or credited, in connection therewith.

Additionally, the Custodian shall furnish a monthly statement reflecting all transactions in the account to the Company.

              Section 18. The Custodian shall have no duty or responsibility whatsoever relating to moneys, securities or other property received by the Company and not deposited with the Custodian.

              The Custodian shall not be liable to anyone, except such liability as may be expressly assumed under this Contract, for any act or omission of the Company, or of any agent of the Company designated by two or more of its officers and/or trustees, or for any decision or act or omission to act or anything whatsoever in connection with this Contract, except its own willful default or gross negligence.

              The Custodian may at the expense of the Company consult with the legal counsel representing the Company and shall not be liable for any action taken or suffered in good faith in accordance with the opinion of such counsel.

              Any of this Custodian Contract notwithstanding, the Custodian shall not be required to take any action, even when so directed by the Company, or to do anything which, in the opinion of the Custodian, shall be likely to involve it in any liability, loss or expense, unless the Custodian shall first receive security or indemnity in form and amount satisfactory to it against any and all such liability, loss or expense.

              The Custodian shall not incur any personal liability of any nature in connection with any act done or omitted to be done in good faith in the administration of this account or in carrying out any directions of the Company or its officers and/or trustees issued in accordance with this Contract, and the Custodian shall be indemnified and saved harmless by the Company from and against any and all such personal liability to which the Custodian may be subjected by reason of any such act or conduct in its official capacity, including all expenses reasonably incurred in its defense in case the Company fails to provide such defense, unless such act or conduct is the result of the Custodian's own negligence, willful misconduct or lack of good faith.

              Section 19. The Custodian shall be entitled to compensation for its services as agreed upon by the Company and the Custodian from time to time as set forth in Exhibit A attached hereto.

              Section 20. Upon receipt of notice from the Company or a shareholder that a check issued by the Custodian pursuant to this Contract has not been received by the payee thereof, or has been lost or misplaced by said payee, the Custodian shall issue a new check on receipt of such indemnity as it may reasonably require.

              Section 21. From time to time special situations, not contemplated under the terms of this Contract, may arise. An officer of the Company and the Custodian will then negotiate as to the acts to be performed and the compensation to be paid in such situations.

              Section 22. This contract shall be effective as of its execution, and shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after date of such delivery or mailing; provided, however, that the Company shall not amend or terminate this Contract in contravention of any applicable Federal or State regulations, or any provision of the By-Laws of the Company as the same may from time to time be amended and further provided that the Company may at any time by action of its Trustees substitute another bank or trust company for the Custodian by giving notice as above to the Custodian.

              In connection with the operations of this Contract, the Custodian and the Company may agree from time to time on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract, any such interpretive or additional provisions to be signed by both parties and annexed hereto, provided that the Company shall not agree to any such interpretive or additional provisions which shall contravene any applicable Federal or State regulations, or any provision of the By-Laws as the same may from time to time be amended.

              Section 23. Upon termination hereof the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

              If a successor Custodian is appointed by the Trustees, the Custodian shall, upon termination, deliver to such successor Custodian at the office of the Custodian, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of the Company deposited with or held by it hereunder.

              If no such successor Custodian is appointed, the Custodian shall, in like manner, at its office, upon receipt of a certified copy of a vote of the Trustees, deliver such securities, funds and other properties in accordance with such vote.

              In the event that no written order designating a successor Custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report of not less than $2,000,000 all securities, funds and other properties held by the Custodian and all instruments held by it relative thereto and all other property held by it under this Contract.

              In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trustees to procure the certified copy above referred to, or to appoint a successor Custodian, the Custodian shall be entitled to fair compensation for its services during such period and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

              Section 24. Any written order to be given to the Custodian by the Company shall be signed by any two of its officers and/or trustees. The Company will certify to the Custodian the names of the officers and trustees and any change therein, and the Custodian shall not be charged with knowledge thereof until it receives such certification. No written order of the Company shall direct payment of any money or delivery of any securities to the Company, or shall direct payment of money or delivery of securities for purposes not specifically set forth in this Contract, unless accompanied by a copy of a resolution of the Trustees specifying the amount of such payment or the securities to be delivered, the purpose for which the payment or delivery is made declaring such purpose to be a proper company purpose and naming the person or persons to whom such payment or delivery is to be made.

              Custodian shall not be liable for any action taken by it when directed in writing as herein provided and may rely on continuance in office of any person until otherwise notified in writing.

              Section 25. Evidence required of anyone under this Contract may be by certificate, affidavit, endorsement or any other written instrument which the person acting in reliance thereon believes to be pertinent, reliable and genuine, and to have been signed, made or presented by the proper and duly authorized party or parties.

              Whenever the Custodian shall deem it necessary that a matter be proved prior to taking, suffering or omitting any action, such matter shall be deemed to be conclusively proved by the certificate of any two officers or trustees delivered to the Custodian, but the Custodian, in its discretion, may in lieu of such certification accept, or may require such other or further evidence as it may deem necessary or sufficient.

              Section 26. This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Oregon.

              Section 27. Nothing contained in the By-Laws of the Company except as specifically set forth in this Contract shall be deemed to impose any powers, duties or responsibilities on the Custodian other than those set forth in this Contract. The Company, by any one of its officers will certify to the Custodian any changes in the By-Laws of the Company and the Custodian shall not be charged with knowledge thereof until it receives such certification. The Company warrants that no directions, orders, instructions, notices or certificates shall be issued to the Custodian by an officer or trustee other than in accordance with the terms and provisions of the By-Laws of the Company, and the Custodian shall have no duty to question the authority for or the propriety of any such directions, orders, instructions, notices or certificates.

              Nothing herein contained, however, shall be construed to relieve the Custodian from faithfully performing its duties under this Contract, and the Custodian shall be responsible for any action taken by it not in accordance with this Contract.

              Section 28. All directions, orders, instructions, notices, accountings, reports and other written communications required to be given under this Contract shall be addressed to the parties at their respective addresses shown below or such other addresses as each may hereafter designate in writing delivered to the other:

              IN WITNESS WHEREOF, the parties hereto have caused this Contract to be signed by their duly authorized officers;




CMC FUND TRUST


By:  GEORGE L. HANSETH
     -----------------
      Vice President
      1300 S.W. Sixth Avenue
      Portland, OR  97201




UNITED STATES NATIONAL BANK OF OREGON


By:   RUTH TAYLOR
     -----------------
      Vice President
      555 S.W. Oak
      Portland, OR  97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and United States National Bank of Oregon (the "Custodian"), the Custodian shall establish an account with the designation "CMC SMALL CAP FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:   7/5/94
        ---------



CMC FUND TRUST



By:    GEORGE L. HANSETH
       -----------------
       Title:  Vice President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



UNITED STATES NATIONAL BANK OF OREGON



By:    RUTH TAYLOR
     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and United States National Bank of Oregon (the "Custodian"), the Custodian shall establish an account with the designation "CMC HIGH YIELD FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:     7/5/94
        ---------



CMC FUND TRUST



By:    GEORGE L. HANSETH
       -----------------
       Title:  Vice President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



UNITED STATES NATIONAL BANK OF OREGON



By:    RUTH TAYLOR
     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and United States National Bank of Oregon (the "Custodian"), the Custodian shall establish an account with the designation "CMC INTERNATIONAL STOCK FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:     8/29/94
       -----------------


CMC FUND TRUST



By:    GEORGE L. HANSETH
       -----------------
       Title:  Senior Vice President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



UNITED STATES NATIONAL BANK OF OREGON



By:    RUTH TAYLOR
     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and U.S. Bank, N.A., (as successor to United States National Bank of Oregon) (the "Custodian"), the Custodian shall establish an account with the designation "CMC SHORT TERM BOND FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:  January 22, 1998
       -----------------


CMC FUND TRUST



By:    J. JERRY INSKEEP, JR
       --------------------
       Title:  President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



U.S. BANK, N.A.



By:    RUTH TAYLOR

     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and U.S. Bank, N.A. (the "Custodian"), the Custodian shall establish an account with the designation "CMC INTERNATIONAL BOND FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:  June 29, 2000



CMC FUND TRUST



By:    JEFF B. CURTIS
       --------------
       Title:  President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



U.S. BANK, N.A.



By:    DEBBIE MILLAR
     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and U.S. Bank, N.A. (the "Custodian"), the Custodian shall establish an account with the designation "CMC FIXED INCOME SECURITIES FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated:  June 29, 2000
       -----------------


CMC FUND TRUST



By:    JEFF B. CURTIS
       --------------
       Title:  President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



U.S. BANK, N.A.



By:    DEBBIE MILLAR
     -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208

                       ESTABLISHMENT OF A SEPARATE ACCOUNT



         Pursuant to the terms of the Restated Custodian Contract dated April 26, 1994 between CMC Fund Trust and U.S. Bank, N.A. (the "Custodian"), the Custodian shall establish an account with the designation "CMC SMALL/MID CAP FUND." The account shall be subject to the terms and conditions set forth in the Restated Custodian Contract.



Dated: _____, 2000




CMC FUND TRUST



By:
       -----------------
       Title:  President
       1300 S.W. Sixth Avenue
       Portland, Oregon 97201



U.S. BANK, N.A.



By:

       -----------------
       Title:  Vice President
       555 S.W. Oak Street
       Portland, Oregon 97208